UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 3800 Golf Road, Suite 360
Rolling Meadows, Illinois		60008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 943-3100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2022, effective as of April 13, 2022 (the "Effective Date"), Cambium Networks Corporation (the "Company") announced the departure of Stephen Cumming from his position as Chief Financial Officer of the Company. In connection with Mr. Cumming's departure, Mr. Cumming and the Company entered into a separation agreement on April 27, 2022, which provides for (i) a lump sum payment equal to six months of his base salary, (ii) reimbursement of the cost of the premiums for continued group health insurance coverage in accordance with federal law (COBRA), through the earlier of six months or the date on which he first becomes eligible to obtain other group health insurance coverage, in the event that Mr. Cumming timely elects to obtain such coverage, and (iii) vesting of all of Mr. Cumming's outstanding but unvested restricted share units. In addition, the Company has agreed to extend the post-termination period during which Mr. Cumming may exercise his outstanding vested options to December 31, 2022. Mr. Cumming's separation benefits are conditioned upon his execution and non-revocation of a release of claims in favor of the Company.

Item 9.01(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cambium Networks Corporation

Date:	April 29, 2022	By:	/s/ Sally Rau
		Name:	Sally Rau
		Title:	General Counsel and Secretary